Attachment #2

ZAV AIRWAYS
Come, hit the clouds!

August 02, 2019

**Exclusive Mandate Agreement**
**Mandate for the Purchase or Interim Purchase/Lease of Aircraft**

We ZAV Airways Pvt Ltd herein after referred to as the "Buyer", hereby give ASI Aviation Inc. ("ASI") located at 11921 Freedom Drive, Suite 550, Reston, Virginia, USA herein after referred to as cooperating consultant and Harlequin Consultancy Services Pvt Ltd ("HCS") located at 306, Arunachal Building, Barakhamba Road, New Delhi, India herein after referred to as cooperating consultant and broker (ASI and HCS collectively referred to as Cooperating Consultants), the exclusive and irrevocable right to act as our consultant and broker for a period of eighteen (18) months from [illegible] 2019 for the purpose of representing us in regards to our potential purchase/lease of aircraft descripted below.

a) two (2) new Airbus 320-214 aircraft
b) two (2) new ATR 72-600 aircraft
c) two (2) new ATR 42-600 aircraft.

1. DEFINITIONS AND INTERPRETATIONS: for the purpose of this buyer mandate agreement ("Mandate"), "Buyer" including purchaser and a "Seller" includes a vendor or prospective seller. A purchase shall be deemed to include the closing of sale with transfer of funds to vendor pursuant to an agreement of purchase and sale. This agreement shall be read with all changes of gender or number required by the context.

2. SERVICES PROVIDED BY COOPERATING CONSULTANTS: It is understood that the Cooperating Consultants may assist the Buyer with any and all of the following services, and any other services as agreed between the Buyer and Cooperating Consultants,

To identify the aircraft need of the Buyer

To assist the Buyer in locating the required aircraft

To assist in negotiation for the purchase and/or lease of aircraft identified

Assist in aircraft records review and audit

Assist Buyer in aircraft delivery

Assist Buyer with the Ministry of Aviation of India

For ZAV AIRWAYS PVT. LTD.

Chairman/Director

5B Chowringhee Lane, Kolkata - 700 016 Ph: 033-2252-3204, Fax: 033-22523204
email: admin@zavairways.com web: www.zavairways.com

ZAV AIRWAYS
Come, hit the clouds!

In consideration of the above services provided by Cooperating Consultants, Cooperating Consultants will receive an agreed upon commission/fee immediately following the purchase and/or lease of aircraft by Buyer

3. RESPONSIBILITIES OF THE BUYER: In consideration of the Cooperating Consultants undertaking to assist the Buyer, the Buyer agrees:

To cooperate fully with the Cooperating Consultants with respect to any and all services Described above or any further services agreed to between Buyer and Cooperating Consultants.

To work exclusively with Cooperating Consultants for the purchase of aircraft described above.

Pay charges as per annexure "A"

4. RESPONSIBILITIES OF THE COOPERATING CONSULTANTS:

To locate aircraft

Evaluate basic specifications of aircraft to ensure aircraft meets Buyer basic specification Requirements

Shortlist aircraft for Buyer for potential negotiation

Record audit of aircraft for compliance

Help Buyer take Delivery of aircraft ELECTRONIC COMMUNICATION: This Buyer Mandate Agreement and any agreements, notices or other communications contemplated thereby may be Transmitted by means of electronic systems, in which case signatures shall be deemed to be Original. I have received a true copy of this Agreement.

THIS AGREEMENT HAS BEEN READ AND FULLY UNDERSTOOD BY ME AND I ACKNOWLEDGE THIS DATE HAVING RECEIVED A TRUE COPY. Any representation and warranties contained herein are true to the best of my knowledge, information and belief.

Dated: August 02, 2019

For ZAV AIRWAYS PVT. LTD.

Chairman/Director

**For Buyer**

Name: Mr. Kishor Zavery
Position: Director

ZAV Airways
5A, Chowringhee Lane
West Bengal - 708016

# ZAV AIRWAYS
Come, hit the clouds!

306, Arunachal Building
Barakhamba Road
New Delhi
INDIA

AND

ASI Aviation Inc
11921 Freedom Drive, Suite 550
Reston, Virginia 20190
USA

Name: James P. Flynn
Position: President

For Buyer

(Mr. Kishor Zavery)

For ZAV AIRWAYS PVT. LTD

Chairman/Director

for Broker

Name: James P. Flynn
Position: President